Exhibit 32.2

Certification of Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of NNN 2003 Value Fund, LLC, or the Company, hereby certifies, to his knowledge, that:

(i) the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2008, or the Report, fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 31, 2009 Date	By	/s/ MICHAEL J. RISPOLI Michael J. Rispoli	Chief Financial Officer of Grubb & Ellis Realty Investors, LLC, the manager of NNN 2003 Value Fund, LLC (principal financial officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished with the Company’s Form 10-K for the period ended December 31, 2008 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing.